EXHIBIT 4.5


NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER SUCH WARRANTS NOR SUCH SHARES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.








                  AMENDED AND RESTATED WARRANT TO PURCHASE
                        EQUITY OF THEGLOBE.COM, INC.


NO. 1


          This certifies that, for and in partial consideration of payment of the Purchase Price (as defined in the Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), between Dancing Bear Investments, Inc. a Florida corporation (together with its successors and assigns, "Warrantholder") and theglobe.com, inc., a Delaware corporation (the "Company")), Warrantholder is entitled to purchase from the Company, subject to the terms and conditions hereof, at any time at or after the date hereof and before 5:00 p.m., New York time on the Expiration Date (as defined herein), 10 shares of Series E Preferred Stock, par value $.001 per share, of the Company (the "Series E Warrant Shares") at the Exercise Price (as defined herein).


                                 ARTICLE I

          Section 1.01: Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

          Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required by law to remain closed.

          Common Stock: Common Stock, $.001 par value per share, of the Company.

          Common Stock Equivalents: Securities that are convertible into, or exercisable or exchangeable for, shares of Common Stock.

          Exercised Shares: With respect to any exercise of the Warrant, the shares for which this Warrant is actually and effectively exercised.

          Exercise Price: $588,235.30 per Warrant Share, as adjusted pursuant to the terms hereof.

          Expiration Date: August 13, 2004.

          Fair Market Value: With respect to any property or share of capital stock, the fair market value of such property or share as determined by mutual agreement between the Company and the Warrantholder or, if the parties are unable to agree, as determined by a nationally recognized independent investment banking firm selected by mutual agreement between the Company and the Warrantholder (or, if the parties are unable to agree on such firm by a nationally recognized independent investment banking firm selected by the President of the American Arbitration Association or his designee).

          Fully Diluted Capital Stock: As defined in the Second Amended and Restated Certificate of Incorporation of the Company.

          Person: An individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or government of any department or agency thereof.

          Qualified IPO: As defined in the Second Amended and Restated Certificate of Incorporation of the Company.

          Sale of the Company: A consolidation or merger of the Company with or into any other entity or entities (other than a consolidation or merger in which stockholders of the Company immediately prior to the transaction continue to hold a majority of the capital stock of the surviving corporation), or a sale, conveyance or other disposition of all or substantially all of the assets of the Company (including through the consolidation or merger of one or more subsidiaries of the Company with or into any other entity or entities or a sale, conveyance or other disposition of one or more subsidiaries of the Company) or the effectuation by the Company of a transaction or series of related transactions in which more than fifty (50%) percent of the capital stock on an economic basis or voting power of the Company is disposed of (other than pursuant to the Purchase Agreement or pursuant to a public offering of the Company's capital stock).

          Series E Preferred: Series E Preferred Stock, $.001 par value per share, of the Company.

          Stockholders Agreement: The Stockholders Agreement, dated as of the date hereof, among the Company and certain of its Stockholders, as the same may be amended or supplemented from time to time.

          Warrant Shares: Shares of Series E Preferred, Common Stock and/or other securities purchased or purchasable upon exercise of this Warrant.

                                 ARTICLE II

                     DURATION AND EXERCISE OF WARRANT;
                      DETERMINATION OF EXERCISE PRICE

          Section 2.01: Duration of Warrant. The Warrantholder may exercise this Warrant at any time and from time to time in whole or in part after the date hereof and before 5:00 p.m., New York time, on the Expiration Date. If this Warrant is not exercised on or before 5:00 p.m., New York time, on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

          Section 2.02: Exercise of Warrant.

          (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its principal corporate office or at the office of its stock transfer agent, if any, with the subscription form attached hereto as Exhibit A (the "Subscription Form") duly executed and accompanied by payment of the full Exercise Price (by certified check or wire transfer of same day funds) for the Exercised Shares.

          (b) (i) Exercise Prior to a Qualified IPO: In the event of any exercise of this Warrant prior to the closing of a Qualified IPO, upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the Exercise Price for the Exercised Shares, the Company shall cause to be issued certificates for the total number of shares of Series E Preferred representing the Exercised Shares in such denominations as are requested for delivery to the Warrantholder, registered in the name of the Warrantholder or its nominee, and the Company shall thereupon deliver such certificates to the Warrantholder. Upon exercise in accordance with the provisions hereof, the Warrantholder shall be deemed to be the holder of record of the shares of Series E Preferred issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Series E Preferred shall not then be actually delivered to the Warrantholder.

          (ii) Exercise After a Qualified IPO: Upon consummation of a Qualified IPO, this Warrant shall be converted into a warrant to purchase 4,046,018 fully-paid and non-assessable shares of Common Stock. The Exercise Price per Warrant Share will equal (x) the aggregate Exercise Price for all the shares of Series E Preferred into which this Warrant was exercisable immediately prior to the closing of the Qualified IPO divided by (y) 4,046,018, as such Exercise Price may be further adjusted pursuant to Article III.

          After closing of a Qualified IPO, upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the Exercise Price for the Exercised Shares, the Company shall cause to be issued certificates for the total number of shares of Common Stock representing the Exercised Shares in such denominations as are requested for delivery to the Warrantholder, registered in the name of the Warrantholder or its nominee, and the Company shall thereupon deliver such certificates to the Warrantholder. Upon exercise, the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder.

          (c) If the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares, the Company shall execute a new warrant in the form of this Warrant for the balance of the Warrant Shares and deliver such new warrant to the Warrantholder simultaneous with the delivery of shares pursuant to Section 2.02(b).

          (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issuance of any Warrant Shares to the Warrantholder.

          Section 2.03: Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Series E Preferred and Common Stock necessary for issuance upon exercise hereof (and for conversion of any such Series E Preferred). All such shares shall be duly authorized, and when issued upon such exercise in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights other than restrictions imposed by federal and state securities laws and the Stockholders Agreement.

          Section 2.04: Increase in Authorized Shares. The Company shall not issue any securities if, after giving effect to such issuance, the Company would not possess the authorized but unissued quantity of shares of Series E Preferred and Common Stock necessary for issuance upon exercise of this Warrant (and for conversion of any such Series E Preferred). Notwithstanding the foregoing, if at any time it is determined that the Company does not possess the quantity of shares of Common Stock necessary for issuance upon exercise of this Warrant, the Company shall take the requisite corporate action necessary to adequately increase the authorized number of shares and/or to redeem or repurchase an adequate number of outstanding shares.

          Section 2.05: Fractional Shares. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.05, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company may, upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant; provided that the Company shall, in lieu of issuing any fractional share pay the Warrantholder a sum in cash equal to the Fair Market Value of such fractional shares.

                                ARTICLE III

                          ADJUSTMENT OF SHARES OF
                          COMMON STOCK PURCHASABLE

          The number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

          Section 3.01: Mechanical Adjustments.

          (a) In case the Company shall at any time or from time to time after the closing of a Qualified IPO (i) pay any dividend, or make any distribution on the outstanding shares of Common Stock (or Common Stock Equivalents) in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then and in each such case, the Exercise Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Warrantholder shall be entitled to receive the number and type of shares of Common Stock which such Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been converted into Common Stock immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 3.01(a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

          (b) Except with respect to Excluded Securities (as defined below), in case the Company shall issue any shares of Common Stock (or Common Stock Equivalents) after consummation of a Qualified IPO at an aggregate consideration per share (or having a conversion, exercise or exchange price per share) less than the Exercise Price as of the date of issuance of such shares (or Common Stock Equivalents), then in each such case, the Exercise Price shall be adjusted by multiplying (i) the Exercise Price in effect on the day immediately prior to the date of issuance of such shares (or Common Stock Equivalents) by (ii) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of shares of Common Stock purchasable at the then Exercise Price with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date prior to such issuance and (y) the number of additional shares of Common Stock issued (or issuable upon conversion, exchange or exercise of such Common Stock Equivalents). An adjustment made pursuant to this Section 3.01(b) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section 3.01(b), the number of shares of Common Stock outstanding shall be deemed to include shares of Common Stock issuable upon exercise, exchange or conversion of all outstanding Common Stock Equivalents. For purposes of this Section 3.01(b), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of Common Stock Equivalents shall be deemed to be equal to the sum of the aggregate offering price (e.g., the aggregate consideration received by the Company in connection with the issuance of all such Common Stock and/or Common Stock Equivalents before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. If the consideration received by the Company in connection with the sale or issuance of shares of Common Stock (or Common Stock Equivalents) consists, in whole or in part, of property other than cash or its equivalent, the value of such property shall be the Fair Market Value. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Exercise Price pursuant to
Section 3.01(a) shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Company to which this Section 3.01(b) applies. Upon the expiration of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this Section 3.01(b), the adjustments shall forthwith be reversed to effect such Exercise Price as would have been in effect if such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, had never been issued. Excluded Securities shall mean all shares of Common Stock or Common Stock Equivalents issued and outstanding as of the date this Warrant was originally acquired by the Warrantholder and shares of capital stock or Common Stock Equivalents of the Company issued pursuant to action of the Company's Board of Directors to employees, directors, officers and consultants in connection with their services.

          (c) For purposes of Subsections (a) through (d) of this Section 3.01, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

          (d) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable after the consummation of a Qualified IPO and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

          (e) (i) In the case of a Sale of the Company or a proposed reorganization of the Company or a proposed reclassification of the capital stock of the Company prior to closing of a Qualified IPO, the Warrant shall thereafter be exercisable into the shares of stock or other securities or property to which holders of Series E Preferred would have been entitled upon such Sale of the Company, reorganization or reclassification, in an amount equal to the number of the issued and outstanding shares of capital stock of the surviving corporation which the Warrantholder (as Warrantholder) would have been entitled to receive in such Sale of the Company, reorganization or reclassification if the Warrantholder had exercised the Warrant in whole immediately prior to such event. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company shall not effect any such Sale of the Company unless prior to or simultaneously with the consummation thereof the surviving corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive and shall have agreed that this Warrant shall be binding and enforceable against such surviving corporation or purchaser, as the case may be. The provisions of this paragraph (a) shall similarly apply to successive Sales of the Company, and upon any such Sale of the Company all references to the Company hereunder shall be deemed to be references to the surviving corporation, as applicable.

               (ii) In the case of a Sale of the Company or a proposed reorganization of the Company or a proposed reclassification of the capital stock of the Company (except a transaction for which provision for adjustment is otherwise made in this Section 3.01) after the closing of a Qualified IPO, the Warrant shall thereafter be exerciseable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of such Warrant would have been entitled upon such Sale of the Company, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Warrant, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company shall not effect any such Sale of the Company unless prior to or simultaneously with the consummation thereof the successor Company or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive. The provisions of this
Section 3.01(e) shall similarly apply to successive Sales of the Company.

          (f) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Section 3.01(a) or (b), the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such adjustment by the Exercise Price immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

          (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in such price; provided, however, that any adjustments which by reason of this Section 3.01(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

          (h) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a) after consummation of a Qualified IPO, the Warrantholder thereafter shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01(a).

          (i) In the event that the Company shall have declared a dividend or distribution payable after the Exercise Date and having a record date prior to the Exercise Date, securities delivered upon exercise of the Warrant shall be entitled to participate in any such dividend or distribution as if the record date for such dividend were the Exercise Date.

          (j) If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 3.01 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Warrantholder in accordance with the essential intent and principles of such provisions, the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the Warrantholder.


          Section 3.02: Notices of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President or a Vice President, or by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

          Section 3.03: Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and kind of shares as are stated in this Warrant, as initially issued.

          Section 3.04: Treatment of Warrantholder. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.


                                 ARTICLE IV

            OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

          Section 4.01: No Rights as Stockholder; Notice to Warrantholder. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as a stockholder of the Company. The Company shall give notice to the Warrantholder in accordance with Section 6.07 if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall declare any dividend or distribution with respect to its capital stock;

          (b) a dissolution, liquidation or winding up of the Company shall be proposed; or

          (c) a Sale of the Company, a capital reorganization or reclassification of the capital stock of the Company.

          Such giving of notice shall be initiated at least ten Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be.

          Section 4.02: Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such reasonable terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                 ARTICLE V

                           SPLIT-UP, COMBINATION,
                     EXCHANGE AND TRANSFER OF WARRANTS

          Section 5.01: Split-Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 5.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, the Warrantholder shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

          Section 5.02: Transfer. This Warrant and all rights hereunder may not be sold, transferred or otherwise disposed of, in whole or in part, to any person except to a Controlled Entity or Family Transferee (each as defined in the Stockholders Agreement) of the Warrantholder or to employees of the Company or of the Warrantholder. Upon the delivery to the Company at its principal corporate office of this Warrant along with a duly completed Assignment Form substantially in the form of Exhibit B hereto, the Company shall execute and deliver a new Warrant in the form of this Warrant, but registered in the name of the transferee, to purchase the Warrant Shares assigned to the transferee. In case the Warrantholder shall assign this Warrant with respect to less than all of the Warrant Shares, the Company shall execute a new warrant in the form of this Warrant for the balance of the Warrant Shares and deliver such new warrant to the Warrantholder. Warrant Shares may only be transferred in accordance with the Stockholders Agreement.

          Section 5.03: Restrictive Legend. Each Warrant Share issued upon exercise of this Warrant shall bear a legend containing the following words:

          (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

          (b)  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
               SUBJECT TO A STOCKHOLDERS AGREEMENT, A COPY OF
               WHICH MAY BE OBTAINED FROM THE COMPANY

The requirement that the above legend (a) be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144(k) under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the occurrence of such event, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend. Notwithstanding the removal of legend (a) in accordance with this Section 5.02, legend (b) shall remain on the certificates until it may be removed pursuant to the Stockholders Agreement.

                                 ARTICLE VI

                               OTHER MATTERS

          Section 6.01: Successors and Assigns. The terms and provisions of this Warrant shall bind and inure to the benefit of each of the Company and the Warrantholder and their respective successors and assigns. The Company may not assign its rights or obligations under this Warrant except in connection with a Sale of the Company and upon assumption by the surviving corporation or purchaser, as the case may be, of such obligations in accordance with the requirements of Section 3.01. The Warrantholder may only assign it rights under the Warrant in accordance with Section 5.02.

          Section 6.02: No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Warrantholder or otherwise conflicts with the provisions hereof.

          Section 6.03: Entire Agreement. This Warrant and the Exhibits hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          Section 6.04: Amendments and Waivers. The terms and provisions of this Warrant, including the provisions of this sentence, may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company and the Warrantholder.

          Section 6.05: Counterparts. This Warrant may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          Section 6.06: Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule. Each of the parties hereto, for itself and on behalf of its successors, assigns and transferees, hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Warrant or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York located in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that the venue for any suit, action or legal proceeding relating to this Warrant shall be in New York, New York; (c) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of U.S. mail), postage prepaid, and by overnight delivery service at its address as provided in Section 6.07 or at such other address as it shall have notified each of the other parties hereto in the manner provided in Section 6.07; (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (f) waives trial by jury in any legal action or proceeding relating to this Warrant and for any counterclaim therein.

          Section 6.07: Notices. All notices, requests, demands, claims and other communications provided for hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated, (iii) reputable commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

          If to the Company:

                               theglobe.com, inc.
                               31 West 21st Street
                               New York, NY  10010
                               Attn:  Chief Executive Officer
                               Telephone:  (212) 367-8555
                               Facsimile:  (212) 267-8604

          with a copy to:

                               Cooley Godward LLP
                               5 Palo Alto Square
                               3000 El Camino Real
                               Palo Alto, CA  94306
                               Attention:  Matthew W. Sonsini, Esq.
                               Telephone:  (415) 843-5148
                               Facsimile:  (415) 857-0663

          If to Warrantholder:

                               Dancing Bear Investments, Inc.
                               The 110 Tower, 29th Floor
                               Box 70, 110 S.E. 6th Street
                               Ft. Lauderdale, FL 33301
                               Attention: Michael Egan
                               With an additional copy to Rosalie Arthur
                               Telephone: (954) 527-6550
                               Facsimile: (954) 527-6182
          with a copy to:
                               Tripp, Scott, Conklin & Smith
                               The 110 Tower
                               110 S.E. 6th Street
                               Ft. Lauderdale, FL 33301
                               Attention:  Dennis Smith, Esq.
                               Telephone: (305) 525-7500
                               Facsimile: (305) 761-8475
          and to:
                               Fried, Frank, Harris, Shriver & Jacobson
                               One New York Plaza
                               New York, NY  10019
                               Attention:  Valerie Ford Jacob, Esq.
                               Telephone: (212) 859-8000
                               Facsimile: (212) 859-4000


Notices and other communications under this Warrant shall be deemed to have been given two (2) business days after being entrusted to a reputable commercial overnight delivery service, or on the date of facsimile transmission with confirmed answer back, or on the date of receipt if given by any other method of delivery. Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

          Section 6.08: Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

          IN WITNESS WHEREOF, this Amended and Restated Warrant has been
duly executed by the Company as of the     day of          , 1998.

                                      THE GLOBE.COM, INC.

                                      By:
                                          -------------------------------------
                                          Name:  Todd Krizelman
                                          Title: Co-Chief Executive Officer and
                                                 Co-President

Attest:
        ----------------------------
        Co-Chief Executive Officer,
        Co-President and Secretary

                                                         Exhibit A to Warrant

                            FORM OF SUBSCRIPTION

               [To be executed only upon exercise of Warrant]


THEGLOBE.COM, INC.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____________[FN1] Warrant Shares of [Series E Preferred/Common Stock] covered by the within Warrant and requests that the certificates for such shares representing such Warrant Shares be issued in the name of, and delivered to, ________________________ whose address is ________________________. The undersigned herewith makes payment in full therefor of the Exercise Price therefor (or $___________ in the aggregate).

                              ------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                              ------------------------------------------
                                          (Street Address)

                              ------------------------------------------
                              (City)      (State)       (Zip Code)


[FN]
1 Insert here the number of Warrant Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised Warrant Shares, to the holder surrendering the Warrant.

                                                        Exhibit B to Warrant

                             FORM OF ASSIGNMENT

               [To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ the right represented by such Warrant to purchase __________________(FN1) Warrant Shares and appoints _________________ Attorney to make such transfer on the books of theglobe.com, inc. maintained for such purpose, with full power of substitution in the premises. The undersigned hereby certifies that the proposed transferee is a Controlled Entity or Family Transferee of the undersigned.

Dated:
                                  ------------------------------------------
                                  (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                                  ------------------------------------------
                                                  (Street Address

                                  ------------------------------------------
                                  (City)          (State)        (Zip Code)
Signed in the presence of:

--------------------------

--------------------------


---------------
[FN]
1 Insert here the number of Warrant Shares as to which this Warrant is being assigned. In the case of a partial assignment, a new Warrant or Warrants will be issued and delivered, representing the unassigned portion of the Warrant, to the holder surrendering the Warrant.